UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2006

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Code Number)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On April 25, 2006, CPI Corp., through its wholly-owned subsidiary, Consumer Programs Incorporated, (alternatively and collectively, the “Company”) entered into that certain First Amendment to Employment Agreement (the “First Amendment”) with Gary W. Douglass, the Company’s Executive Vice President, Finance; Chief Financial Officer and  Treasurer. The summary of the First Amendment set forth in this Form 8-K is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.60 to this Form 8-K.

Pursuant to his Employment Agreement with the Company, dated as of April 8, 2002, (the “Employment Agreement”), following a Change of Control Mr. Douglass is entitled to receive an annual bonus in cash of at least Sixty-three Thousand Five Hundred Seventy-seven Dollars ($63, 577.00) (the “Guaranteed Bonus”). A Change of Control, as defined in Mr. Douglass’ Employment Agreement occurred in March 2004. Mr. Douglass received the Guaranteed Bonus for the fiscal years ended February 5, 2005 and February 4, 2006, respectively.

Under the First Amendment, Mr. Douglass waived his right to receive the Guaranteed Bonus for the fiscal year ending February 3, 2007 (“Fiscal Year 2006”.) For Fiscal Year 2006, Mr. Douglass will participate in the Company’s Performance Plan, adopted as of April 14, 2005 (the “Performance Plan”). As a participant in the Performance Plan, Mr. Douglass will receive a minimum bonus of Forty Thousand Dollars ($40,000) for Fiscal Year 2006 (the “Minimum Bonus”). If he receives only the Minimum Bonus for Fiscal Year 2006, the entire amount will be paid to him in cash. If the amount Mr. Douglass earns for Fiscal Year 2006 exceeds the Minimum Bonus, he must make an election to receive either (1) the total amount in such combination of cash and/or restricted shares as shall be determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion in a manner consistent with the treatment of other Executives who participate in the Performance Plan for Fiscal Year 2006 or (2) the Minimum Bonus in cash.

For Fiscal Year 2007 and each fiscal year thereafter during his term of employment, Mr. Douglass will be entitled to receive an annual bonus at least equal to the Guaranteed Bonus amount of Sixty-three Thousand Five Hundred Seventy-seven Dollars ($63,577.00) in cash.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits

10.60	First Amendment to Employment Agreement, dated as of April 25, 2006, by and between Consumer Programs Incorporated and Gary W. Douglass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:   /s/ Paul Rasmussen
_______________________________
Paul Rasmussen
Chief Executive Officer

Dated: May 1, 2006